STOCK PURCHASE AGREEMENT

Alexion Pharmaceuticals, Inc.
25 Science Park
New Haven, CT 06511

Ladies & Gentlemen:

     The undersigned, ________________________ (the "Investor"), hereby confirms its agreement with you as follows:

     1. This Stock Purchase Agreement (the "Agreement') is made as of June 12, 1997 between Alexion Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and the Investor.

     2. The Company has authorized the sale and issuance of up to 1,450,000 shares of Common Stock of the Company (the "Stock"), subject to adjustment by the Company's Board of Directors.

     3. The Company and the Investor agree that the Investor will purchase and the Company will sell, for a purchase price of $7.75 per share, or an aggregate purchase price of $__________, ___________ shares pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by reference as if fully set forth herein. Unless otherwise requested by the Investor, certificates representing the shares purchased by the Investor will be registered in the Investor's name and address as set forth below.

     4. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or its affiliates, (b) neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company and (c) it has no direct or indirect affiliation or association with any NASD member. Exceptions:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                (If no exceptions, write "none." If left blank,
                     response will be deemed to be "none.")

     Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

                                    INVESTOR

                                    ___________________________________________

                                    Name: _____________________________________

                                    By: _______________________________________

                                    Title: ____________________________________

                                    Address: __________________________________

                                    ___________________________________________

                                    Tax ID No.: _______________________________

                                    Contact name: _____________________________

                                    Telephone: ________________________________

                                    Name in which shares should be
                                    registered (if different): ________________

AGREED AND ACCEPTED:
--------------------
ALEXION PHARMACEUTICALS, INC.


--------------------------------------------
By:    Leonard Bell, M.D.
Title: President and Chief Executive Officer

                                     ANNEX I

                   TERMS AND CONDITIONS FOR PURCHASE OF SHARES

     1. Authorization and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to 1,450,000 shares of the Common Stock, $.0001 par value (the "Stock"), of the Company. The Company reserves the right to increase or decrease this number.

     2. Agreement to Sell and Purchase the Stock. At the Closing (as defined in
Section 3), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the number of shares of Stock set forth on the signature page hereto at the purchase price set forth on such signature page.

     The Company proposes to enter into this same form of purchase agreement with certain other investors (the "Other Investors") and expects to complete sales of the Stock to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the "Investors," and this Agreement and the agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the "Agreements." The term "Placement Agent" shall mean Robertson Stephens & Company LLC.

     3. Delivery of the Stock at Closing. The completion of the purchase and sale of the Stock (the "Closing") shall occur at a place and time (the "Closing Date") specified by the Company and the Placement Agent, not later than 90 days after the date the Registration Statement (as hereinafter defined) is filed, and of which the Investors will be notified in advance by the Placement Agent. At the Closing, the Company shall deliver to the Investor one or more stock certificates representing the number of shares of Stock set forth on the signature page hereto, each such certificate to be registered in the name of the Investor or, if so indicated on the signature page hereto, in the name of a nominee designated by the Investor.

     The Company's obligation to close the transaction shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Stock being purchased hereunder; (b) completion of the purchases and sales under the Agreements with Other Investors; and (c) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing.

     The Investor's obligation to close the transaction shall be subject to the following conditions, any one or more of which may be waived by the Investor:
(a) Investors shall have executed Agreements for the purchase of at least 500,000 shares of Stock; (b) the Company shall have filed a registration statement within five (5) business days of the date on which all of the Agreements are executed (the "Pricing Date"), the Company shall have received an indication


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                                       2

from the Securities and Exchange Commission ("SEC") that the SEC has no further comments, and the Company shall have submitted an acceleration request providing for the Registration Statement to be declared effective at a time immediately following the Closing and on or prior to the 90th day after the date of its filing; and (c) receipt by the Placement Agent of legal opinions from the Company's counsel and patent counsel and of a comfort letter from the Company's Independent Auditors. The Investor's obligations hereunder are expressly not conditioned on the purchase by any or all of the Other Investors of the Stock that they have agreed to purchase from the Company. The Company may sign Stock Purchase Agreements with respect to sales of stock to Other Investors on dates subsequent to the Pricing Date, provided that all such Agreements shall have been executed on or prior to the date on which the Registration Statement is filed with the SEC.

     4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

     4.1. Organization. Each of the Company and its Subsidiaries (as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")), if any, is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization. Each of the Company and its Subsidiaries has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as described in the private placement memorandum, dated May 16, 1997 distributed in connection with the sale of the Stock (including the documents incorporated by reference therein, the "Placement Memorandum") and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon the business, financial condition, properties or operations of the Company and its Subsidiaries, taken as a whole.

     4.2. Due Authorization. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreements, and the Agreements have been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.3. Non-Contravention. The execution and delivery of the Agreements, the issuance and sale of the Stock to be sold by the Company thereunder, the fulfillment of the terms of the Agreements and the consummation of the transactions contemplated thereby will not conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, any material agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound or the charter, by-laws or other organizational documents of the Company or any Subsidiary nor result in the creation or imposition of any lien, encumbrance, claim, security


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                                       3

interest or restriction whatsoever upon any of the material properties or assets of the Company or any Subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of the property or assets of the Company or any Subsidiary is subject, nor conflict with, or result in a violation of, any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States is required for the valid issuance and sale of the Stock to be sold pursuant to the Agreements, other than such as have been or will be made or obtained.

     4.4. Capitalization. The capitalization of the Company as of May 16,
1997 is as set forth in the Placement Memorandum. The Company has not issued any capital stock since that date other than as contemplated by the Placement Memorandum. The Stock to be sold pursuant to the Agreements have been duly authorized, and when issued and paid for in accordance with the terms of the Agreements will be validly issued, fully paid and nonassessable. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable. Except as set forth in or contemplated by the Placement Memorandum, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any Subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options. The Company owns the entire equity interest in each of its Subsidiaries, other than as contemplated by the Placement Memorandum.

     4.5. Legal Proceedings. There is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened or contemplated to which the Company or any Subsidiary is or may be a party or of which the business or property of the Company or any Subsidiary is or may be subject that is not disclosed in the Placement Memorandum.

     4.6. No Violations. Neither the Company nor any Subsidiary is in violation of its charter, bylaws, or other organizational document, in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary, which violation, individually or in the aggregate, would have a material adverse effect on the business or financial condition of the Company and its Subsidiaries, taken as a whole, or is in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which the properties of the Company or any Subsidiary are bound or affected, and there exists no condition which, with the passage of time or otherwise, would constitute a material default under any such document or instrument or result in the imposition of any material penalty or the acceleration of any material indebtedness.

     4.7. Governmental Permits, Etc. Each of the Company and its Subsidiaries has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted and as described in the Placement Memorandum, the absence of which would have a material adverse effect on the Company and its Subsidiaries taken as a whole.

     4.8. Intellectual Property. Each of the Company and its Subsidiaries owns or possesses sufficient rights to use all material patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets and know-how described or referred to in the Placement Memorandum as owned or used by it or that are necessary for the conduct of its business as now conducted and as proposed to be conducted as now conducted or (to the Company's knowledge based on the current stage of development of the Company's products and, subject to the matters discussed under "Risk Factors" in the Placement Memorandum) as proposed to be conducted as described in the Placement Memorandum; except as described in the Placement Memorandum, neither the Company nor any of its Subsidiaries has received any notice of, or has any knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent right, trademark, copyright, invention, trade secret or know-how that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries considered as one enterprise.

     4.9. Financial Statements. The financial statements of the Company and the related notes contained in the Placement Memorandum present fairly the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as disclosed in the Placement Memorandum. The other financial information contained in the Placement Memorandum has been prepared on a basis consistent with the financial statements of the Company.

     4.10. No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Placement Memorandum, and except as contemplated in the Placement Memorandum, the Company and its Subsidiaries taken as a whole have not incurred any material liabilities or obligations, direct or contingent, other than in the ordinary course of business, and there has not been any material adverse change in their consolidated condition (in each case, financial or other), results of operations, business, prospects, key personnel or capitalization.

     4.11. Placement Memorandum. The information contained in the Placement Memorandum does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.


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                                       5

     4.12. Additional Information. The Company has filed in a timely manner all documents that the Company was required to file under the Securities Exchange Act of 1934, as amended (the "Exchange Act") during the 12 months preceding the date of this Agreement. The following documents complied in all material respects with the SEC's requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading:

     (a) The Company's Annual Report on Form 10-K for the year ended July 31, 1996;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1997;

     (c) The Company's proxy statement in connection with its Annual Meeting of Stockholders on December 13, 1996;

     (d)  The Company's Current Report on Form 8-K dated February 14, 1997;

     (e) The Company's prospectus dated April 7, 1997 from its resale Registration Statement on Form S-1; and

     (b) all other documents, if any, filed by the Company with the Securities and Exchange Commission (the "Commission") since April 7, 1997 pursuant to the reporting requirements of the Exchange Act.

     4.13 Listing. The Company shall comply with all requirements of the National Association of Securities Dealers, Inc. with respect to the issuance of the Stock and the listing thereof on the Nasdaq National Market.

     4.14 Lock-up Agreements. Lock-up Agreements with the Placement Agent have been executed by each of the Company's Officers and Directors agreeing that such individual will not sell, offer, contract to sell, pledge, grant any option to purchase or otherwise dispose of any shares of the Company's Common Stock prior to the 90th day after the Registration Statement is declared effective.

     5. Representations, Warranties and Covenants of the Investor.

     (a) The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act") and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to


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                                       6

investments in shares presenting an investment decision like that involved in the purchase of the Stock, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Stock; (ii) the Investor is acquiring the number of shares of Stock set forth on the signature page hereto in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such shares of Stock or any arrangement or understanding with any other persons regarding the distribution of such shares of Stock; (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the shares of Stock except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Investor has answered all questions on the signature page hereto for use in preparation for the Registration Statement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date; (v) the Investor will notify the Company immediately of any change in any of such information until such time as the Investor has sold all of its shares of Stock or until the Company is no longer required to keep the Registration Statement effective; and (vi) the Investor has, in connection with its decision to purchase the number of shares of Stock set forth on the signature page hereto, relied only upon the representations and warranties of the Company contained herein.

     (b) The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the Untied States by the Company or the Placement Agent that would permit an offering of the shares of Stock, or possession or distribution of offering materials in connection with the issue of the shares of Stock, in any jurisdiction outside the United States where action for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers shares of Stock or has in its possession or distributes any offering material, in all cases at its own expense. The Placement Agent is not authorized to make any representation or use any information in connection with the issue, placement, purchase and sale of the shares of Stock other than as contained in the Placement Memorandum.

     (c) The Investor hereby covenants with the Company not to make any sale of the shares of Stock without complying with the provisions of this agreement, including Section 7.2 hereof, and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied. The Investor acknowledges that there may occasionally be times when the Company, based on the advice of its counsel, determines that it must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission or until the Company has amended or supplemented such prospectus.

     (d) The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding


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                                       7

obligation of the Investor enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable.

     (e) Investor will not, prior to the effectiveness of the Registration Sstatement, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a "Disposition"), the Common Sstock of the Company, nor will Investor engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in a Disposition of Common Stock of the Company by the Investor or any other person or entity. Such prohibited hedging or other transactions would include without limitation effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to the Common stock of the Company or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common stock of the Company.

     (f) The Investor understands that nothing in the Placement Memorandum, this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Stock constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Stock.

     6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the shares of Stock being purchased and the payment therefor.

     7. Registration of the Stock; Compliance with the Securities Act.

     7.1 Registration Procedures and Expenses. The Company shall:

     (a) use its best efforts, subject to receipt of necessary information from Investors, to prepare and file with the Commission, within five (5) business days of the Pricing Date, a Registration Statement on Form S-3 (the "Registration Statement") to enable the sale of the Stock by the Investor from time to time through the automated quotation system of the Nasdaq National Market or in privately-negotiated transactions;

     (b) use its best efforts, subject to receipt of necessary information from the Investor, to cause the Registration Statement to become effective within 90 days after the Registration Statement is filed by the Company;


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                                       8

     (c) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for a period not exceeding, with respect to each Investor's shares purchased hereunder, the earlier of (i) the second anniversary of the Closing Date, (ii) such time after the first anniversary of the Closing Date when such Investor's shares of Stock purchased hereunder and then owned by such Investor represent no more than one percent of the Company's outstanding Common Stock, or (iii) such time as all shares purchased by such Investor in this offering have been sold pursuant to a registration statement.

     (d) furnish to the Investor with respect to the Stock registered under the Registration Statement (and to each underwriter, if any, of such Stock) such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Stock by the Investor, provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to the Investor shall be subject to the receipt by the Company of reasonable assurances from the Investor that the Investor will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

     (e) file documents required of the Company for normal blue sky clearance in states specified in writing by the Investor, provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

     (f) bear all expenses in connection with the procedures in paragraph (a) through (e) of this Section 7.1 and the registration of the Stock pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Investor or Other Investors.

         The Company understands that the Investor disclaims being an underwriter, but the Investor being deemed an underwriter shall not relieve the Company of any obligations it has hereunder.

     7.2 Transfer of Stock After Registration.

     (a) The Investor agrees that it will not effect any disposition of the Stock or its right to purchase the Stock that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 7.1 and described below, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its Plan of Distribution.

     (b) The Investor agrees that to sell shares pursuant to the Registration Statement, the Investor will:


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                                       9

     (i) The Investor must notify the Company three (3) business days prior to sale through the Company's counsel, Fulbright & Jaworski L.L.P., at the address provided in Section 9(b) hereto, of its intent to sell, so as to confirm that no event has occurred or is expected to occur which would make the Registration Statement false or misleading, and to ensure that the Registration Statement in its possession is current and has not been suspended. The Company may refuse to permit the Investor to resell pursuant to the Registration Statement, provided that it must notify the Investor in writing within three (3) business days that such as sale would violate federal securities laws unless the Registration Statement is updated. In such an event, the Company shall use its best efforts to amend the Registration Statement if necessary and take all other actions necessary to allow such sale under the federal securities laws within 10 business days of Investor's initial notification, and shall notify the Investor promptly after it has determined that such sale has become permissible under the federal securities laws. Notwithstanding the foregoing, within any twelve (12) month period the Company shall not, except upon advice of counsel as to the necessity pursuant to federal securities laws exercise its right to refuse to permit resale of any shares of Stock pursuant to the Registration Statement (i) more than three (3) times or (ii) for an aggregate period in excess of forty-five (45) days. Each Investor hereby covenants and agrees that it will not sell any shares of Stock pursuant to the Registration Statement during the periods the Registration Statement is withdrawn as set forth in this Section.

     (ii) If the Company or its counsel does not, within such three business days, notify the Investor that it is exercising its right to delay such sale, the investor may proceed with such sale provided that it arranges for delivery of a current prospectus to the transferee. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current prospectuses to each investor and to supply copies to any other parties requiring such prospectuses.

     (iii) The Investor must also deliver to the Company's counsel a Notice of Sale substantially in the form attached hereto as Exhibit A, so that the shares may be properly transferred.

     7.3 Indemnification. For the purpose of this Section 7.3:

     (i) the term "Selling Stockholder" shall include the Investor and any affiliate of such Investor;

     (ii) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1;

     (iii) the term "untrue statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.


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                                       10

     (a) The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement of a material fact contained in the Registration Statement on the effective date thereof, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement, or the failure of such Selling Stockholder to comply with the covenants and agreements contained in Sections 5(c) or 7.2 hereof respecting sale of the Stock or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Investor prior to the pertinent sale or sales by the Investor.

     (b) The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure to comply with the covenants and agreements contained in Section 5(c) or 7.2 hereof respecting sale of the Stock, or any untrue statement of a material fact contained in the Registration Statement on the effective date thereof if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, and the Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

     (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties.

     (d) If the indemnification provided for in this Section 7.3 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investors on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or a Investor on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Investors were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection
(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Investor shall be required to contribute any amount in excess of the amount by which the net amount received by the Investor from the sale of the Stock to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission r alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investors obligations in this subsection to contribute are several in proportion to their sales of shares of Stock to which such loss relates and not joint.

     7.5 Termination of Conditions and Obligations. The conditions precedent imposed by Section 5 or this Section 7 upon the transferability of the Stock shall cease and terminate as to any particular number of the shares of Stock when such Stock shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Stock or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

     7.6 Information Available. So long as the Registration Statement is effective covering the resale of Stock owned by the Investor, the Company will furnish to the Investor:

     (a) as soon as practicable after available one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K,
(iii) if not included in substance in its Quarterly Reports to Stockholders, its Quarterly Reports on Form 10-Q, and (iv) a full copy of the particular Registration Statement covering the Stock (the foregoing, in each case, excluding exhibits);

     (b) upon the reasonable request of the Investor, all exhibits excluded by the parenthetical to subparagraph (a)(iv) of this Section 7.6 and all other information that is made available to stockholders; and

     (c) upon the reasonable request of the Investor, an adequate number of copies of the prospectuses to supply to any other party requiring such prospectuses; and the Company, upon the reasonable request of the Investor, will meet with the Investor or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Stock and will otherwise cooperate with any Investor conducting an investigation for the purpose of reducing or eliminating such Investor's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters; provided, that, the Company shall not be required to disclose any confidential information to or meet at its headquarters with any Investor until and unless the Investor shall have entered into a confidentiality agreement in the form and substance reasonably satisfactory to the Company with the Company with respect thereto.

     8. Placement Agent's Fee. The Investor acknowledges that the Company intends to pay to the Placement Agent a fee in respect of the sale of the Stock to the Investor.

     9. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

        (a)  if to the Company, to:

                 Alexion Pharmaceuticals, Inc.
                 25 Science Park, Suite 360
                 New Haven, Connecticut 06511
                 Attn: David W. Keiser or Barry Luke
                 Phone:   203-776-1790
                 Telecopy: 203-776-2089

        (b)  with a copy mailed to:

                 Fulbright & Jaworski L.L.P.
                 666 Fifth Avenue
                 New York, NY  10103
                 Attn: Lawrence Spector or Merrill M. Kraines
                 Phone: 212-318-3000
                 Telecopy: 212-752-5958

        (c) if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

     10. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

     11. Headings. The headings of the various section of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     12. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the federal law of the United States of America.

     14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

                                                                       Exhibit A
                                                                       ---------


                         Date:_________________________



Lawrence Spector, Esq. or Merrill Kraines, Esq.
Fulbright & Jaworski L.L.P.
666 Fifth avenue
New York, NY 10103

Re:  Alexion Pharmaceuticals, Inc.


                    INVESTOR'S CERTIFICATE OF SUBSEQUENT SALE

     The undersigned, an officer of, or other person duly authorized by [official name of shareholder] ______________________________________________
("Shareholder") hereby certifies that Shareholder has sold [number]___________ shares of Alexion Pharmaceuticals, Inc. Common Stock on [date] ________________ in accordance with registration statement number [fill in number or otherwise identify registration statement] ___________________and the requirements of delivering a current prospectus has been complied with in connection with such sale.

Print or Type:

              Name of Purchaser
                (Individual or Institution): __________________________________

              Name of Individual representing
                Purchaser (if an Institution): ________________________________

              Title of Individual representing
                Purchaser (if an Institution): ________________________________

Signature by:

              Individual Purchaser or
                Individual representing Purchaser: ____________________________

                         INSTRUCTION SHEET FOR INVESTOR

      (to be read in conjunction with the entire Stock Purchase Agreement)

A.  Complete the following items in the Stock Purchase Agreement:

    1. Provide the information regarding the Investor requested on the signature page (page 1). The Agreement must be executed by an individual authorized to bind the Investor.

    2.  Return the signed Stock Purchase Agreement to:

        Clark N. Callander
        Robertson, Stephens & Company
        555 California Street, Suite 2600
        San Francisco, CA 94104
        Telephone: (415) 781-9700
        Facsimile: (415) 693-339-3781-0278

     An executed original Purchase Agreement or a telecopy thereof must be received by 5:00 p.m. California time on a date to be determined and distributed to the Investor at a later date.

B. Instructions regarding the transfer of funds for the purchase of Shares will be telecopied to the Investor by the Placement Agents at a later date.

C. To resell the Stock after the Registration Statement covering the Stock is effective:

     (i) The Investor must notify the Company three (3) business days prior to sale through the Company's counsel, Fulbright & Jaworski L.L.P., of its intent to sell, so as to confirm that no event has occurred or is expected to occur which would make the Registration Statement false or misleading, and to ensure that the registration statement in its possession is current and has not been suspended. The Company may refuse to permit the Investor to resell pursuant to the Registration Statement, provided that it must notify the Investor in writing within three (3) business days that such as sale would violate federal securities laws unless the Registration Statement is updated. In such an event, the Company shall use its best efforts to amend the Registration Statement if necessary and take all other actions necessary to allow such sale under the federal securities laws within 10 business days of Investor's initial notification, and shall notify the Investor promptly after it has determined that such sale has become permissible under the federal securities laws. Notwithstanding the foregoing, within any twelve (12) month period the Company shall not except upon advice of counsel as to the necessity pursuant to federal securities laws exercise its right to refuse to permit resale of any shares of Stock pursuant to the Registration Statement (i) more than three (3) times or
(ii) for an aggregate period in excess of forty-five (45) days. Each Investor agreed that it will not sell any shares of Stock pursuant to the Registration Statement during the periods the Registration Statement is withdrawn.

     (ii) If the Company or its counsel does not, within such three business days, notify the Investor that it is exercising its right to delay such sale, the investor may proceed with such sale provided that it arranges for delivery of a current prospectus to the transferee. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current prospectuses to each investor and to supply copies to any other parties requiring such prospectuses.

     (iii) The Investor must also deliver to the Company's counsel a Notice of Sale in the form attached as Exhibit A to the Stock Purchase Agreement, so that the shares may be properly transferred.